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                                                                    EXHIBIT 23.3
                                                                    ------------



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Net2Phone, Inc. ("Net2Phone") for the registration of 5,370,218 shares of its common stock pertaining to its 1999 Amended and Restated Stock Option and Incentive Plan, of our report dated September 29, 2000 with respect to the financial statements of Net2Phone included in its Annual Report (Form 10-K) for the year ended July 31, 2000, filed with the Securities and Exchange Commission.

                                                      ERNST & YOUNG LLP


New York, New York
December 1, 2000